Exhibit 10.15

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                  OF 2716 NORTH TENAYA WAY LIMITED PARTNERSHIP

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made and entered into this 29th day of December, 1998, by and between Sierra Health Services, Inc., a Nevada corporation (the "General Partner"), California Indemnity Insurance Company, a California corporation, ("CIIC") and Commercial Casualty Insurance Company, a California corporation ("CCIC," and together with CIIC and all other persons who shall execute a copy of this Agreement and such other documents as required by the General Partner in such capacity, collectively, the "Limited Partners"). The General Partner and Limited Partners are hereinafter collectively referred to as the "Partners."

                                    ARTICLE I

                             ORGANIZATIONAL MATTERS

         1.1 Formation. The General Partners and CHC (the "Initial Partners") formed this limited partnership (the "Partnership") pursuant to the provisions of Nevada's Uniform Limited Partnership Act (the "Act"), Nevada Revised Statutes ("NRS") Chapter 88, on December 7, 1998. Pursuant to NRS Section 88.420(2)(a), CCIC is being admitted as an additional limited partner of the Partnership, which admission shall be effective upon the Initial Partners executing this Agreement where indicated below, such signatures to be conclusive evidence of their written consent to such admission.

         1.2 Name. The business of the Partnership shall be carried on in the name of "2716 North Tenaya Way Limited
                  Partnership."

         1.3. Partnership Office. The Partnership shall maintain an office at 2716 North Tenaya Way, Las Vegas, Nevada 89114-5645, at which must be kept the following records required by NRS 88.335 to be so maintained (or at which must be kept such different records as may subsequently be required to be so maintained by subsequent change to the Act):

                  (a) A current list of the full name and last known business address of each Partner, separately identifying the General Partner and the Limited Partners in alphabetical order;

                  (b) A copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (c) Copies of the Partnership's federal, state, and local income tax returns and reports, if any, for the three most recent years;

(d) Copies of any then effective written partnership agreements and of any financial statements of the Partnership for the three most recent years; and


                  (e) Unless it continues to be contained in this Agreement or an amendment there to, a writing setting out:

     (i) The amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute;

     (ii) The times at which or events on the happening of which any additional contributions agreed to be made by each Partner are to be made;

     (iii) Any right of a Partner to receive, or of a General Partner to make, distributions to a Partner which include a return of all or any part of the Partner's contribution; and

     (iv) Any events upon the happening of which the Partnership is to be dissolved and its affairs wound up.

Records kept pursuant to this Section shall be subject to inspection and copying at the reasonable request, and at the expense, of any Partner during ordinary business hours.

         1.4 Agent for Service of Process. The name and address of the agent for service of process required to be maintained by NRS 88.330 shall be the same as set forth in the Certificate of Limited Partnership. The General Partner shall require said agent, within thirty (30) days after acceptance of an initial appointment, to file a certificate thereof in the Office of the Secretary of State of Nevada.

         1.5 Partnership Offices. The Partnership may maintain an office or offices at such place or places, either within or without the State of Nevada, as may be determined, from time to time, by the General Partner.

         1.6 Duration. The term of the Partnership shall commence on the execution and flag of a Certificate of Limited Partnership pursuant to NRS
88.350. The Partnership shall not be dissolved nor cease to do business prior to the expiration of that certain Lease dated December 28, 1998, by and between the Partnership, as lessor, and the Limited Partners, as lessee (the "Lease"), without the unanimous consent of the Partners. The latest date upon which the Partnership is to dissolve shall be the earlier of the date upon which the Lease expires or the 31st day of December, 2018, unless the Partners unanimously consent to the continuation of the Partnership. The Partnership shall terminate sooner if otherwise required (i) under this Agreement, (ii) by operation of law or (iii) by agreement of the Partners.

         1.7 Certificate of Limited Partners. The Initial Partners filed a Certificate of Limited Partnership with the Nevada Secretary of State pursuant to the terms of NRS 88.350 on December 7, 1998. Upon the execution of this Agreement, the Partners shall perform all other acts and deeds necessary or required by the Act or any other law to perfect and maintain the Partnership as a limited partnership under the laws of the State of Nevada.

         1.8 Delivery of Certificates to Limited Partners. The Partnership shall maintain at the Partnership's office specified in Section 1.3 herein above a copy of the Certificate of Limited Partnership and each certificate of amendment or cancellation, in lieu of delivering or mailing a copy of same to each Limited Partner under NRS 88.390.

         1.9 Annual List. On or before the last day of the month in which the anniversary date of the filing of the Partnership's Certificate of Limited Partnership occurs in each year, the General Partner shall cause to be filed with the Nevada Secretary of State a list of the Partnership's General Partners and a designation of its agent in Nevada for service of process, certified by the General Partner of the Partnership. The list must, after the name of each General Partner listed thereon, set forth each General Partner's post office box or street address.

                                   ARTICLE II

                            AUTHORITY OF PARTNERSHIP

         2.1 Purpose. The purposes of the Partnership are to own, maintain, operate and lease certain real property and improvements thereon consisting of an office building (the "Office Building") and associated improvements located at 2716 North Tenaya Way, Las Vegas, Nevada, and more particularly described in Exhibit "A" attached hereto and incorporated by this reference (the "Property").

         2.2 Powers. In order to carry out its purposes, and not in limitation thereof, the Partnership is authorized and empowered to perform any and all acts and deeds necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes of the Partnership, and for the protection and benefit of the Partnership, including, but not limited to, the following:

                  (a) Borrow money and issue evidence of indebtedness, on behalf of the Partnership or any entity in which the Partnership has an interest, in furtherance of the Partnership business and secure any such indebtedness by mortgage, pledge, or other lien of the Partnership property with the consent of the Partners in writing thereto, provided that no Limited Partner shall have any personal liability on any such indebtedness without the express written consent of such Partner;

     (b) Conduct any kind of activity,  and enter into and perform  contracts of
any  kind   necessary  to,  or  in   connection   with,  or  incidental  to  the
accomplishment of the purposes of the Partnership;

                  (c)     Maintain, operate and lease the Property; and

                  (d) Subject to the limitations expressly set forth elsewhere in this Agreement, negotiate for and conclude agreements for the sale, exchange, or other disposition of all or substantially all of the property of the Partnership, or for the refinancing of any loan on the property of the Partnership.

         2.3 Limited Partners' Use of the Office Building. Notwithstanding anything to the contrary in Sections 1.3 and 1.5, at all times during the duration of the Partnership, the Limited Partners shall use and occupy the Office Building as their respective "regional home office" or "home office," as applicable, as those terms are used and defined in NRS Chapter 680B.

                                   ARTICLE III

                        PARTNERS AND THEIR CONTRIBUTIONS

         3.1 Partners. The Partners, their principal place of business and the amounts of their contributions to the capital of the Partnership are set forth in Exhibit "B", attached hereto and incorporated by this reference. The contribution of a Partner may be in cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services.

         3.2 Percentage Interests. As used in this Agreement, "Percentage Interest" means, with respect to a particular Partner, the proportionate share of the Interests in the Partnership held by such Partner as set forth in
Schedule 1. For purposes hereof, "Interest" means the entire ownership interest of a Partner in the Partnership at any time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided under NRS and this Agreement.

         3.3 Adjustment of Percentage Interest. The combined Percentage Interests of the Limited Partners (which shall be evenly divided among all the Limited Partners) shall at all times be equal to the proportion of the floor area of the Building leased by the Limited Partners pursuant to the Lease (the "Occupancy Percentage") in relation to the total floor area of the Office Building and all other buildings, if any, on the Property. If at any time the Lease is amended such that the occupancy Percentage is higher or lower than the Occupancy Percentage as previously set for the Lease, the combined Percentage Interests of the Partners (including the General Partner) shall be automatically adjusted such that the combined Percentage Interests of the Limited Partners are equal to the Occupancy Percentage. Regardless of whether the Lease is amended, the combined Percentage Interests of the Limited Partners shall always equal (and the Percentage Interests of the Partners shall be adjusted accordingly) to the proportion of the floor area of the Office Building used as the respective home office or regional home office by the Limited Partners in relation to the total floor area of the Office Building and all other buildings, if any, on the Property, it being the express intention of the Partners that the Limited Partners will remain eligible for the tax credit provided under NRS 680B.050 and 680.055. The adjustments to Percentage Interests required under this Section 3.3 shall be effective automatically and do not require an amendment to this Agreement or Schedule I. Once each quarter, or at such other times as may be required by the Executive Director of the Nevada Department of Taxation, the Partners shall execute a certificate setting forth their respective Interests, Percentage Interests and Occupancy Percentage of the Partners, said certificate to be kept at the Partnership office in accordance with Section 1.3(a).

3.4 Return of Capital Contributions. Except as required to make the proper adjustments to their respective Percentage Interests required in Section 3.3, no Partner shall be entitled to a turn of its contribution except to the extent permitted by the unanimous consent of the Partners.

         3.5 Additional Capital Contributions. Except as required to make the proper adjustments to their respective Percentage Interests required in Section 3.3, no Partner may make additional contributions to the Partnership except to the extent permitted by the unanimous consent of the Partners.

         3.6 Capital Accounts. A separate capital account shall be established by the Partnership for each Partner. The capital account of each Partner shall be increased (credited) by (i) the total capital contributed by the Partner,
(ii) all profits and gains allocated to the Partner and (iii) any increase in the Partner's Percentage Interest caused by an adjustment made pursuant to
Section 3.3.The capital account of each Partner shall be decreased  (debited) by
(i) any losses allocated to the Partner and (ii) any decrease in the Partner's Percentage Interest caused by an adjustment made pursuant to Section 3.3.

                                   ARTICLE IV

               PROFITS AND LOSSES; CASH DISTRIBUTIONS; TAX CREDITS

4.1 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


         4.2     Profits, Losses, and Tax Credits.

                  (a) Profits and Losses. Profits and losses of the Partnership, if any, shall be allocated to the Partners according to their respective Percentage Interests.

                  (b) Tax Credits. Tax credits, defined as any right to offset expenditures of the Partnership directly against the federal income tax of the Partners, shall be allocated for each fiscal year in the same manner as profits and losses are allocated in the foregoing subsection (a).

         4.3 Determination of Profits and Losses. Profits and losses for all purposes hereunder shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes, except that any optional basis adjustments made pursuant to Section 734 or Section 743 of the Internal Revenue Code of 1986, as amended, including those provisions affected by The Tax Reform Act of 1986, or any corresponding provisions of any succeeding law (all of which, except for the Section reference, are hereinafter referred to as the "Code"), and any regulations promulgated thereunder, shall not be taken into account. Every item of income, gain, loss, deduction, credit, or tax preference entering into the computation of such profit or loss, or applicable to the period during which such profit or loss was realized, shall be considered allocated to each Partner in the same proportion as profits and losses are allocated to such Partner under Section 4.2.

         4.4 Allocation of Gains and Losses. Gains and losses realized by the Partnership upon the sale, exchange, or other disposition of the Property shall be allocated in the same manner as the profits and losses heretofore set forth in Section 4.2.

         4.5 Distribution of Proceeds from Sale, Refinancing. or Liquidation of the Partnership Property. In the event the Partnership sells or refinances the Property, or the Partnership's assets are liquidated, the net proceeds from any such sale, refinancing, or liquidation pursuant to Article 8 will be distributed and applied by the Partnership in the following order of priority:

                  (a) To the payment of debts and liabilities of the Partnership (including all expenses of the Partnership incident to any such sale or refinancing), excluding debts and liabilities of the Partnership to Partners or any affiliates;

                  (b) To the setting up of any reserves which the Partners deem reasonably necessary for contingent, unmatured, or unforeseen liabilities or obligations of the Partnership;

(c) To the repayment of the balances due on cash loans made by any Partner;

                  (d)    To Partners in the amount of their initial capital
                      contributions; and

                  (e) Thereafter, to the Partners in accordance with their percentage interests in profits and losses, respectively.

                                    ARTICLE V

                  MANAGEMENT, POWERS, DUTIES, AND RESTRICTIONS

5.1 General Partner. Sierra Health Services, Inc., a Nevada corporation, shall serve as the General Partner.

         5.2 Authority of General Partner. Except to the extent otherwise set forth herein, the General Partner shall have full, complete, and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, shall make all decisions affecting the business of the Partnership to the best of its ability, and shall use its best efforts to carry out the purposes of the Partnership. In so doing, the General Partner shall take all actions necessary or appropriate to protect the interests of the Partners as a group and the Partnership. The General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform, including, but not limited to, the following:

     (a) Compromise, submit to arbitration, sue on, or defend all claims in favor of or against the Partnership;

     (b) Make and revoke any election permitted the Partnership by any taxing authority;

     (c) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the assets of the Partnership; and

                  (d) Obtain and keep in force property, casualty, and public liability insurance, in such amounts and upon such terms and with such earners as will adequately protect the Partnership and the Property.

         5.3 Limitations on Authority of General Partner. The General Partner shall have no authority to do any of the following without the prior written consent of the Limited Partners:

     (a) Borrow money or execute notes, deeds of trust or any other documents encumbering all or any portion of the Property;

     (b) Do any act in contravention of the Partnership Agreement;

     (c) Do any act that would make it impossible to carry on the ordinary business of the Partnership;

     (d) Confess a judgment against the Partnership;

     (e)  Possess Partnership property for other than Partnership purposes;

     (f) Admit a person as a General Partner; or

     (g) Sell, contract to transfer, assign, hypothecate or in any way alienate all or any part of its Interest as General Partner other than as specifically permitted under any applicable portion of this Partnership Agreement.

                                   ARTICLE VI

                    WITHDRAWAL OR REMOVAL OF GENERAL PARTNER

     6.1 Voluntary Withdrawal. The General Partner may not unilaterally withdraw from the Partnership as General Partner at any time. Any such withdrawal shall constitute a breach of this Partnership Agreement.

         6.2 Removal of General Partner . In addition to all other provisions under this Partnership Agreement or applicable law for removal of a General Partner, the General Partner may be removed upon the commission of fraud or gross negligence in conducting the business affairs of the Partnership.

                                   ARTICLE VII

               BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS, ETC.

         7.1 Books and Records. The Partnership shall maintain full and accurate books of account in accordance with sound federal income tax principles and generally accepted accounting principles. These and all other records of the Partner including information relating to the status of the Partnership, its business, and a list of the names and addresses of all Partners, shall be kept at the principal office and place of business of the Partnership and shall be available for examination there by any Partner or such Partner's duty authorized representative at any and all reasonable times.

7.2 Banking. The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the immediate possession or control of the Partners. The funds of the Partnership shall not be commingled with the funds of any other person or entity, and the Partners shall not employ such funds in any manner except for the benefit of the Partnership. All funds of the Partnership, not otherwise invested, shall be deposited in one or more accounts maintained in such banking institutions as the General Partner shall, from time to time, determine, and withdrawals therefrom shall be made only in there regular course of the Partnership's business day on such signature or signatures as the General Partner may, from time to time, determine.

         7.3 Accountants. The accountants for the Partnership shall be such firm of public accountants as shall be elected by the General Partner, the cost of which shall be borne by the Partnership. Said accountants shall prepare for execution by the Partners all tax returns of the Partnership and, when required, shall audit the books of the Partnership and certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement, the cost of which shall be borne by the Partnership.

         7.4 Resorts to Partners. The Partners agree that the Partners will provide all of the information necessary for the preparation of Internal Revenue Service Form 1065 to the Partnership's accountants within one (1) calendar month after the close of each fiscal year.

         7.5 Optional Basis Adjustment. In the event of the transfer of all or any part of an Interest of a Partner, or death of any individual Partner, or upon a distribution of property to a Partner, the Partnership may elect to adjust the federal income tax basis of Partnership property in accordance with
Section 754 of the Code in the manner provided in Section 734 or Section 743 thereof and regulations promulgated thereunder. However, notwithstanding an election pursuant to said Section 754 with respect to the Interest of any Partner, the determination of profits, losses, and the capital account balances, shall for all purposes of this Agreement, be made without taking into account any adjustments resulting from such election, and such adjustment shall only be taken into account on the income tax returns of the Partners affected thereby.

         7.6     Tax Returns:  "Tax Matters Partner". Treatment of Partnership
                               Items: Request for Adjustment

                  (a) For Federal income tax purposes, the General Partner is selected by the Partners to represent the Partnership and is designated the "Tax Matters Partner".

                  (b) The Tax Matters Partner shall prepare and file timely all federal, state and local income and other tax returns and reports, including, but not limited to, a form furnished by or acceptable to the executive director of the Nevada department of taxation pursuant to NRS 680B.050(3), as may be required as a result of the business of the Partnership. Not less than thirty days prior to the date (as extended) on which the Partnership is to file its federal income tax return or any state income tax return, the return proposed to be filed by the Tax Matters Partner shall be furnished to the Partners for review and comment. In addition, not less than ten (10) days after the date on which the Partnership actually files its federal income tax return or any state income tax return, a copy of the return so filed by the Tax Matters Partner shall be furnished to the Partners. The Tax Matters Partner shall promptly notify the Partners if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental body.

                  (c) As between the Partners, the Tax Matters Partner is hereby appointed the "tax matters partner" (as such term is defined in Section
6231(a)(7) of the Internal Revenue Code) and is authorized to file all statements and forms on behalf of the Partnership which may be required by regulations issued or to be issued by the Internal Revenue Service to indicate such designation. If the Tax Matters Partner is ratified by the Internal Revenue Service of its intent to audit a federal income tax return of the Partnership, the Tax Matters Partner shall promptly notify the Partners and shall keep the Partners informed of the progress of the examination. In the event of an audit of the Partnership's income tax returns by the Internal Revenue Service, the Tax Matters Partner may, at the expense of the Partnership, retain account and other professionals to participate in the audit. The Tax Matters Partner shall promptly communicate the results of any formal partnership administrative adjustment to the Partners and shall promptly advise the Partners of proposed settlement options when presented by the Internal Revenue Service.

                  (d) The Partners agree to notify the Tax Matters Partner of any proposed inconsistent treatment of any item of Partnership income, gain, loss, deduction or credit between the treatment of such item reflected on the Partner's share of income, credits, deductions, etc., and the treatment proposed to be made by the Partner on the Partner's federal income tax return. The treatment of any such item shall be subject to the approval of the General Partner.

                  (e) Except as provided below, each Partner agrees not to file an "administrative adjustment request" (as such term is utilized in Section 6227 of the Internal Revenue Code) with respect to a "Partnership item" (as such term is defined in Section 6231(a)(3) of the Internal Revenue Code) of the Partnership. If the Partners propose that the Tax Matters Partner should file on behalf of the Partnership an administrative adjustment request, the Partners shall first notify the Tax Matters Partner of such proposal. If the Tax Matters Partner agrees with the proposal, he shall file the request. If the Tax Matters Partner proposes to file an administrative adjustment request or file an amended federal income tax return with regard to prior years of the Partnership, then the Partners shall be entitled to ten (10) days notice to review the proposed administrative adjustment request or amended federal income tax return, as the case may be. The Tax Matters Partner shall not file an administrative adjustment request or amended federal income tax return with regard to a prior year of the Partnership without the written consent of all of the Partners.

                                   ARTTCLE VII

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

       8.1 Dissolution of the Partnership. The Partnership shall be dissolved upon:

     (a) The sale or other disposition of the Property and the collection of all the proceeds therefrom; or

(b) Any other event causing the dissolution of the Partnership under this Agreement, the Act or any other applicable law.

8.2 Winding-Up and Dissolution. Upon the dissolution of the Partnership pursuant to the preceding Section 8.1, the Partnership business shall be wound up and its assets distributed as provided in Article IV. For the purposes of this Section 8.2, to the extent that depreciation or amortization deduction taken into account by the General Partner shall cause a deficit in the General Partner's capital account, such deficit, to the extent the amount of any depreciation or amortization so taken, shall not be deemed to be the personal liability of the General Partner. Upon complete dissolution and distribution of the Partnership's assets, the Partners shall cease to be Partners of the Partnership. Upon the dissolution of the Partnership, the accountants for the Partnership shall promptly prepare and furnish to each Partner a statement setting forth the assets and liabilities of the Partnership upon its dissolution. Promptly following the distribution of the Partnership's property and assets, the Partnership's accountant shall prepare for each Partner a statement showing the manner in which the Partnership assets were distributed.

       8.3 Election to Reform. Notwithstanding anything to the contrary herein contained, upon the dissolution of the Partnership pursuant to Section 8.1, the Partners may form a successor Partnership (whether limited or general) or a joint venture or any other entity to continue the business of the Partnership.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Amendments. Amendments to this Agreement may be proposed by a Partner, who Shall give notice to the other Partners of (1) the text of such amendment; (2) the statement of the purpose of such amendment; and (3) if required by the other Partners, an opinion of counsel that such amendment is permitted under the Act and will not adversely affect the Partnership's classification as a partnership for federal income tax purposes under Section 7701 of the Code and regulations promulgated thereunder. Any amendments proposed pursuant to this Section 9.1 shall be considered effective only after the same have been reduced to a written instrument signed by all of the Partners.

9.2 Notices. Wherever provision is made in this Agreement for the giving, service, or delivery of any notice, statement, or other instrument, such notice shall be deemed to have been duly given, served, and delivered if mailed by United States registered or certified mail (return receipt requested), addressed to the party entitled to receive the same in accordance with the addresses set forth in Exhibit "B". Except where otherwise specified in this Agreement, any notice, statement, or other instrument shall be deemed to have been given, served, and delivered on the date on which such notice was mailed as herein provided.

9.3 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in the State of Nevada in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof pursuant to the provisions of NRS Chapter 38.

         9.4 Benefit. The terms, conditions, covenants, and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors, assigns, receivers and trustees.

9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy, all of which together shall constitute one Agreement, binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterparts.

9.6 Entire Agreement. This Agreement, the Lease and any information incorporated herein by reference, set forth all (and is intended by all parties to be an integration of all of there presentations, promises, agreements, and understandings among the parties hereto with respect to the Partnership, the Partnership's business, and the property of the Partnership. There are no representations, promises, agreements, or understandings, oral or written, express or in applied, among the parties other than as set forth or incorporated herein.

9.7 Construction. The captions and section and article numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Agreement, nor in any way affect the terms and conditions hereof. The necessary grammatical changes required to make the provisions of this Agreement apply in a plural sense, where required, or to a particular gender shall, in all instances, be assumed as though in each case fully expressed.

9.8 Partial Invalidity. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     9.9 Applicable Law. The laws of the State of Nevada shall govern the validity, performance, and enforcement of this Agreement.


     9. 10 Acknowledgment by Limited Partner. Each of the Limited Partners represents, warrants and acknowledges that:

(a) such Limited Partner understands that the interest being acquired here under is not readily transferable and that no market is made or exists for the sale of its Interest;

(b) such Limited Partner is experienced in evaluating investments of the nature contemplated by this Agreement, and that it has sufficient knowledge, information and experience in financial and business matters to be able to evaluate the merits and risks of this investment; and

                (c)         such Limited Partner understands that:

                  THE LIMITED PARTNERSHIP INTERESTS HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITIES ACT BY REASON OF EXEMPTION. THESE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE GENERAL PARTNER THAT SUCH REGISTRATION IS NOT REQUIRED THE SALE OR TRANSFER OF SUCH INTEREST IS ALSO RESTRICTED BY THIS LIMITED PARTNERSHIP AGREEMENT, BY ANY SUBSCRIPTION AGREEMENT SIGNED BY SAID LIMITED PARTNER AND BY ALL OTHER RELATED PARTNERSHIP DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

                                    General Partner
                                    Sierra Health Services, Inc.
                                    By:________________________
                                    ------------
                                    Its: ________________________

                                    Limited Partners

                                    California Indemnity Insurance Company
                                    By:________________________
                                    ------------------------
                                    Its_________________________

                                    Commercial Casualty Insurance Company
                                    By:________________________
                                    ------------------------
                                    Its: ________________________

                                   EXHIBIT "A"
                        LEGAL DESCRIPTION OF THE PROPERTY

A parcel of land being a portion of the Southeast Quarter (SE 1/4) of Section 15, Township 20 South, Range 60 East, M.D.M., City of Las Vegas, Clark County, Nevada. Also being a portion of Lot 4 in Block 1 of the re-subdivision of a portion of the Las Vegas Technology Center, a Commercial Subdivision recorded in Plats Book 47, Page 35, Clark County, Nevada, Official Records. This legal description and map also supersedes the Record of Surveys File 68, Page 77, described as follows:

     COMMENCING at the intersection of the centerline of Peak Drive and the centerline of Tenaya Way; Thence South 00(Degree)02'37" West along the centerline of Tenaya Way 40.07 feet; thence departing said centerline of Tenaya Way South 89(Degree)57'23" East 40.00 feet to a point on the East right of way of Tenaya Way; Thence along said East right of way South 00(Degree)02'37" West
295.66 feet to a point of tangency; Thence curving right along the arc of a curve having a radius of 1207.37 feet an arc length of 73.79 feet concave to the West, through a central angle of 03(Degree)30'06" to a point where the radius point bears North 86(Degree)27'20" West; Thence departing the East right of way of Tenaya Way South 86(Degree)00'00" East 265.43 feet; Thence South 76(Degree)59'07" East 76.58 feet; Thence South 86(Degree)00'00" East 453.68 feet; Thence South 04(Degree)00'00" West 35.00 feet to the POINT OF BEGINNING; Thence continuing South 04(Degree)00'00"West 35.00 feet; Thence North 86(Degree)00'00" West 360.91 feet; Thence South 00(Degree)00'00" West 346.49 feet; Thence North 86(Degree)00'00" West 64.23 feet; Thence South 22(Degree)06'13" West 62.59 feet to a point on the Northerly right of way of Box Canyon Drive, same point being a point on a curve where the radius point bears South 22(Degree)07'47" West; Thence along said curve concave to the Southwest, curving right an arc length of 366.57 feet through a central angle of 43(Degree)37'14" to a point of tangency; Thence South 24(Degree)14'59" East
63.83 feet; Thence departing said Northerly right of way of Box Canyon Drive North 65(Degree)43'29" East 629.72 feet to a point on the West right of way of Oran K. Gragson Highway United States 95; same point being on a non tangent curve where the radius point bears South 80(Degree)27'02" West concave to the Southwest; Thence curving left along said curve having a radius of 9900.00 feet an arc distance of 443.40 feet through a central angle of 02(Degree)33'58" to a point where the radius point bears South 77(Degree)53'03" West; Thence departing said West right of way of Oran K. Gragson Highway United States 95 North 86(Degree)00'00" West 301.03 feet to the POINT OF BEGINNING.

                                   EXIHBIT "B"

                       LIST OF PARTNERS AND CONTRIBUTIONS

General Partner

Name/Address                        Contribution

Sierra Health Services, Inc.        $66.67, all of its undivided two-thirds
2716 No. Tenaya Way                 (2/3) interest in the property described on
Las Vegas, Nevada 89128             Exhibit "A," and unamortized loan fees
Attn: Executive Vice President      relating to the same through December, 1998.
Administrative Services

Limited Partners

Name/Address                               Contribution
------------                               ------------
California Indemnity Insurance Company      $33.33 and all of its undivided
2716 No. Tenaya Way                         one-third (1/3) interest in the
Las Vegas, Nevada 89128                     property described on Exhibit "A."
Attn: President

Commercial Casualty Insurance Company
2716 No. Tenaya Way
Las Vegas, Nevada 89128
Attn: President

                                    SCHEDULE

                               PARTNERSHIP INTERESTS

General Partner

Sierra Health Services, Inc.                                  75.644%

Limited Partners

California Indemnity Insurance Company                        12.178%

Commercial Casualty Insurance Company                         12.178%